UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------
                                    FORM 8-K
                               -----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                December 13, 2005

                         Magellan Health Services, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                    1-6639                58-1076937
   (State or Other Jurisdiction      (Commission File        (IRS Employer
         of Incorporation)               Number)           Identification No.)

              55 Nod Road
            Avon, Connecticut                                    06001
 (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (860) 507-1900

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

           On December 13, 2005, Magellan Health Services, Inc., a Delaware corporation (the "Company"), Magellan Sub Co. I, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), National Imaging Associates, Inc., a Delaware corporation ("NIA"), and TA IX L.P., as representative of the stockholders of NIA entered into an Agreement and Plan of Merger dated as of December 12, 2005 (the "Merger Agreement"), pursuant to which the Company will acquire all of the outstanding shares of NIA. Specifically, on the terms and subject to satisfaction of the conditions provided by the Merger Agreement, Merger Sub will be merged with and into NIA, and NIA will continue as the surviving corporation of the merger as a wholly owned subsidiary of the Company (the "Merger").

           As consideration for the Merger, the Company will pay approximately $122 million in cash for the benefit of NIA's stockholders, after giving effect to estimated cash to be acquired in the transaction, as to be determined after the closing of the Merger pursuant to certain working capital adjustment provisions included in the Merger Agreement. A portion of the purchase price is required to be held in escrow for a period after the closing in respect of claims of indemnity the Company may have against NIA for losses sustained for the breach of representations, warranties or covenants made by NIA in or pursuant to the Merger Agreement, subject to certain limitations of time and amount on such indemnity claims.

           In the Merger Agreement, NIA has made representations and warranties concerning its business and affairs and agreed to covenants concerning the conduct of its business between the signing of the Merger Agreement and the closing of the Merger customary in transactions of a like nature, including, subject to certain exceptions, agreeing (i) to conduct its business in the ordinary course consistent with past practice, (ii) not to engage in certain kinds of transactions significant to its business without the Company's consent,
(iii) not to solicit proposals relating to an alternative business combination and (iv) not to enter into discussions concerning or provide information in connection with an alternative business combination. In the Merger Agreement, the Company has also made representations and warranties concerning its affairs customary in transactions of a like nature.

           Consummation of the Merger is subject to customary conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals and (ii) the absence of any law or order prohibiting the closing of the Merger. The Company's obligation to close the Merger is subject to additional conditions, including (i) the absence of any events having a material adverse effect with respect to NIA's business,
(ii) the absence of any litigation with a reasonable likelihood of preventing


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the closing of the Merger or imposing certain limitations on NIA or the Company after the Merger, (iii) the attainment by NIA of certain material third party consents, waivers and approvals and (iv) the entry by certain members of management of employment agreements with the Company satisfactory to the Company. The Company may waive any of such conditions. NIA has represented that the Merger has received the necessary approval of its stockholders and, accordingly, such approval is not a condition of the Merger. The Company currently expects the Merger to close by the end of February 2006 if not earlier.

           The Merger Agreement contains certain termination rights for both the Company and NIA customary in transactions of a like nature; NIA is not entitled to terminate the agreement in favor of pursuing an alternative business combination. In addition, the Merger Agreement provides that, upon termination of the agreement under specified circumstances, including termination by the Company after NIA's Board of Directors has endorsed an alternative business combination proposal from any entity other than the Company or its subsidiaries or where the Merger Agreement terminates in certain other circumstances and NIA then enters into an alternative business combination within one year after such a termination, NIA is required to pay the Company a termination fee of $5,000,000 (which fee payment shall not be a limit on any claim of further damages that the Company may have against NIA for breach of the Merger Agreement).

ITEM 8.01.  OTHER EVENTS.

           On December 13, 2005, the Company issued a press release announcing the execution of the Merger Agreement and providing guidance regarding its expected earnings performance in 2006, including giving effect to the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

           Certain of the statements made in this press release including, without limitation, statements regarding the effects of the contemplated acquisition by the Company of NIA, estimates of future financial performance, including revenue, segment profit and earnings per share, sales, product development, expectations concerning future investment and growth, execution of the Company's business strategy, potential future uses of cash, impact of new business and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company's health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company's initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors. Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled


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"Cautionary Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the section entitled "Forward-Looking Statements" in the Company's Form 10-Q for the quarter ended September 30, 2005 and the section entitled "Risk Factors" in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the November 2005 secondary offering of Company common stock by certain shareholders, each as filed with the Securities and Exchange Commission and posted on the Company's Web site. Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company's Form 10-Q for the quarter ended September 30, 2005.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


Exhibit No.         Description
-----------         -----------

     99.1           Press Release, dated December 13, 2005















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                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MAGELLAN HEALTH SERVICES, INC.


                                           By:    /s/ Mark S. Demilio
                                                  ------------------------------
                                           Name:  Mark S. Demilio
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Dated:  December 16, 2005













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                                  Exhibit Index
                                  -------------


Exhibit No.         Description
-----------         -----------

   99.1             Press Release, dated December 13, 2005.















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